Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 13, 2021, Alphatec Holdings, Inc. (“ATEC” or the “Company”) completed its initial tender offer (as set forth in Rule 14d-1(d) under the Securities Exchange Act of 1934) (“Tender Offer”) of EOS Imaging, SA (“EOS”) pursuant to the recommended cash offer of €2.45 (translated into $2.98 at the May 12, 2021 spot rate) per EOS Share (“EOS Share”) and €7.01 (translated into $8.52 at the May 12, 2021 spot rate ) per OCEANE outstanding convertible bond (“OCEANEs”) (such offer, the “Cash Offer Document,” published December 17, 2020 by ATEC such Tender Offer and its acceptance, “the Acquisition”).

The Acquisition of EOS will be accounted for using the acquisition method of accounting as per the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with ATEC representing the accounting acquirer under this guidance. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Acquisition. For each of the periods presented, the pro forma financial information reflects the combination of historical financial information of ATEC and EOS, adjusted to give effect to the acquisition method of accounting in accordance with ASC 805, as subsequently described in greater detail. Furthermore, additional pro forma adjustments have also been reflected to address differences in reporting currencies, differences in bases of accounting, and differences in the classification and presentation of certain financial information. For purposes of certain disclosures that follow, ATEC and EOS may be referred to collectively as the “Combined Company.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the three months ended March 31, 2021 are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheets of ATEC and EOS as of March 31, 2021 and gives effect to the Acquisition as if it occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations combine the historical results of ATEC and EOS for the year ended December 31, 2020 and the three months ended March 31, 2021 and give effect to the Acquisition as if it occurred on January 1, 2020.

The pro forma adjustments included in this document are subject to modification based on the final determination of the fair value of the assets acquired and liabilities assumed, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the pro forma condensed combined financial statements presented below. Following the consummation of the Acquisition, ATEC management will perform a detailed review of EOS’ accounting policies in an effort to determine if differences in accounting policies require further reclassification of EOS’ results of operations or reclassification of assets or liabilities to conform to ATEC’s accounting policies and classification. As a result, ATEC may subsequently identify additional material differences in the accounting policies which could have a material impact on the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates set forth above, nor is it indicative of future results or financial position of the Combined Company. Additionally, the final determination of the purchase price and the purchase price allocation, upon the completion of the Acquisition, will be based on EOS’ net assets acquired as of that date and will depend on a number of factors that cannot be predicted with certainty at this time. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or potential divestitures that may occur subsequent to the completion of the Acquisition or any Acquisition and integration costs that may be incurred. The pro forma adjustments, which ATEC believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•

The historical audited consolidated financial statements of ATEC as of and for the year ended December 31, 2020 included in ATEC’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 5, 2021;

•

The historical unaudited consolidated financial statements of ATEC as of and for the three months ended March 31, 2021 included in ATEC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021; and

•	EOS’ audited financial statements and notes for the year ended December 31, 2020 included elsewhere in this proxy statement/prospectus;

ALPHATEC HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021
(in thousands)

	Alphatec Historical	EOS Historical - As Translated (Note 5)	Reclassification and Policy Alignment	Note Ref	IFRS to US GAAP Adjustments	Note Ref	Transaction Adjustments	Note Ref	Pro Forma Combined
Assets
Current assets:
Cash	191,137	9,662	-		-		(79,442)	7A	121,357
Accounts receivable, net	25,751	10,814	-		-		-		36,565
Inventories, net	57,376	16,043	475	5B	-		7,400	7E	81,294
Prepaid and other current assets	3,433	3,878	-		-		-		7,311
Withholding tax receivable from Officer	1,076	-	-		-		-		1,076
Current assets of discontinued operations	348	-	-		-		-		348
Total current assets	279,121	40,397	475		-		(72,042)		247,951
Property and equipment, net	56,124	1,723	-		-		-		57,847
Right-of-use asset	21,704	4,155	-		-		133	7J	25,992
Goodwill	13,897	6,023	-		-		23,845	7K	43,765
Intangible assets, net	24,129	10,118	-		(4,212)	6A	62,095	7F	92,129
Debt securities	1,313	-	-		-		(1,313)	7B	-
Equity securities	7,619	-	-		-		(7,619)	7A	-
Other assets	541	409	-		-		-		951
Noncurrent assets of discontinued operations	55	-	-		-		-		55
Total assets	404,503	62,825	475		(4,212)		5,099		468,690
Liabilities and stockholders equity
Current liabilities:
Accounts payable	26,416	4,340	-		-		-		30,756
Accrued expenses	36,730	12,689	-		536	6B	6,170	7D, 7I	56,125
Contract liabilities	-	14,902							14,902
Current portion of long-term debt	5,374	101	-		-	6B	-		5,475
Current portion of operating lease liability	1,486	636	-		-		-		2,122
Current liabilities of discontinued operations	143	-	-		-		-		143
Total current liabilities	70,149	32,668	-		536		6,170		109,523
Long-term debt, less current portion	38,580	30,933	-		3,724		(18,706)	7B	54,531
Operating lease liability, less current portion	20,752	3,651	-		-		-		24,403
Deferred tax liabilities	-	-	-		-		1,801	7G	1,801
Other long-term liabilities	11,289	770	-		-		1,223	7G	13,282
Commitments and contingencies
Redeemable preferred stock	23,603	-	-		-		-		23,603
Contingently redeemable preferred stock	131,838	-	-		-		-		131,838
Stockholder's equity:
Common Stock	8	313	-		-		(313)	7H	8
Treasury Stock	(97)	(520)	-		-		520	7H	(97)
Additional paid-in capital	774,031	197	-		-		(197)	7H	774,031
Shareholder note receivable	(2,900)	-	-		-		-		(2,900)
Noncontrolling interest	-	-	-		-		8,147	7C	8,147
Accumulated other comprehensive income	(1,848)	(301)	-		-		281	7H	(1,868)
Accumulated deficit	(660,902)	(4,886)	475	5B	(8,472)	6A, 6B	6,173	7D,7H,7I	(667,612)
Total stockholder's equity	108,292	(5,197)	475		(8,472)		14,611		109,709
Total liabilities and stockholder's equity	404,503	62,825	475	-	(4,212)	-	5,099	-	468,690

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

ALPHATEC HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands)

	Alphatec Historical	EOS Historical - As Translated (Note 5)	Reclassification and Policy Alignment	Note Ref	IFRS to US GAAP Adjustments	Note Ref	Transaction Adjustments	Note Ref	Pro Forma Combined
Revenues
Revenue from products and services	141,079	27,191	-		-		-		168,270
Revenue from international supply agreement	3,782	-	-		-		-		3,782
Other income	-	2,502	(2,502)	5A	-		-		-
Total Revenue	144,861	29,693	(2,502)		-		-		172,052
Cost of revenue	42,360	18,042	(694)	5A	-		7,400	7E	67,108
Gross Profit	102,501	11,651	(1,808)		-		(7,400)		104,944
Operating expenses:					-
Research and development	18,745	6,387	(528)	5A	(1,174)	6A	-		23,430
Sales, general and administrative	129,156	16,209	(529)	5A	(55)		3,090	7B, 7I	147,871
Litigation - related expense	8,552	-	-		-		-		8,552
Amortization of Acquired Intangibles	688	-	-		-		7,186	7F	7,874
Transaction related expenses	4,223	-	-		-		6,358	7D	10,581
Total operating expenses	161,364	22,596	(1,057)		(1,229)		16,634		198,308
Operating loss	(58,863)	(10,945)	(751)		1,229	-	(24,034)		(93,364)
Interest and other expense, net:					-
Interest income (expense), net	(12,374)	(1,806)	-		(250)	6B	1,174		(13,256)
Loss on debt extinguishment	(7,612)	-	-		-		-		(7,612)
Other income (expense), net	-	-	1,312	5A	-		-		1,312
Total interest and other expense, net	(19,986)	(1,806)	1,312		(250)		1,174		(19,556)
Loss from continuing operations before taxes	(78,849)	(12,751)	561		979		(22,860)		(112,920)
Income tax provision (benefit)	145	7	82	5A	-		-		234
Net loss	(78,994)	(12,758)	479		979		(22,860)		(113,154)
Net loss attributable to noncontrolling interests	-	-	-		-		(1,187)	7C	(1,187)
Net loss attributable to parent entity	(78,994)	(12,758)	479		979		(21,673)		(111,967)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

ALPHATEC HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands)

	Alphatec Historical	EOS Historical - As Translated (Note 5)	Reclassification and Policy Alignment	Note Ref	IFRS to US GAAP Adjustments	Note Ref	Transaction Adjustments	Note Ref	Pro Forma Combined
Revenues
Revenue from products and services	43,716	6,865	-		-		-		50,581
Revenue from international supply agreement	405	-	-		-		-		405
Other income	-	284	(284)	5A	-		-		-
Total Revenue	44,121	7,149	(284)		-		-		50,986
Cost of revenue	12,263	4,268	(552)	5A	-		-		15,979
Gross Profit	31,858	2,881	268		-		-		35,007
Operating expenses:
Research and development	5,801	1,395	(126)	5A	(284)	6A	-		6,786
Sales, general and administrative	40,426	6,836	(74)	5A	(1)		(2,258)	7B, 7I	44,929
Litigation - related expense	3,335	-	-		-		-		3,335
Amortization of Acquired Intangibles	172	-	-		-		1,796	7F	1,968
Transaction related expenses	1,012	-	-		-		-		1,012
Restructuring	158	-	-		-		-		158
Total operating expenses	50,904	8,231	(200)		(285)		(462)		58,188
Operating loss	(19,046)	(5,350)	468		285		462		(23,181)
Interest and other expense, net:
Other income (expense)	(1,889)	-	43	5A	(117)	6B	-		(1,963)
Interest income (expense), net	(1,938)	266	-		-		(308)	7B	(1,980)
Loss on debt extinguishment	-	-	-		-		-		-
Total interest and other expense, net	(3,827)	266	43		(117)		(308)		(3,943)
Loss from continuing operations before taxes	(22,873)	(5,084)	511		168		154		(27,124)
Income tax provision (benefit)	30	-	18	5A	-		-		48
Net loss	(22,903)	(5,084)	493		168		154		(27,172)
Net loss attributable to noncontrolling interests	-	-	-		-		(465)	7C	(465)
Net loss attributable to parent entity	(22,903)	(5,084)	493		168		619		(26,707)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(In USD thousands, except per share data and as otherwise noted)

Note 1 – Description of Business Combination

On May 13, 2021, ATEC completed the purchase of 15,815,971 EOS Shares and 2,312,074 OCEANEs pursuant to the Tender Offer. Prior to March 31, 2021 ATEC acquired 2,665,694 EOS Shares and 157,671 OCEANEs on the open market outside of the Tender Offer which were recorded as investments in equity and debt securities, respectively. An additional 5,274,386 EOS Shares and 16,874 OCEANEs were purchased on the open market outside of the Tender Offer from March 31, 2021 through May 13, 2021.  After the completion of the initial Tender Offer, the Company’s holdings of EOS represent approximately 89.1% of the outstanding EOS Shares and 57.2% of the OCEANEs, equal to approximately 80.0% of the capital and voting rights of EOS on a fully diluted basis. Pursuant to applicable French laws and regulations, the Tender Offer was reopened by the Autorité des Marchés Financiers (the “AMF”) in France to purchase all of the remaining EOS Shares and OCEANEs at the same respective prices as in the initial Offer on May 17, 2021. The results of the completion of the initial Tender Offer were published on May 10, 2021, by the AMF, and settlement occurred on May 13, 2021. In connection with the proposed Acquisition of EOS, the Company announced in December 2020 a definitive securities purchase agreement to raise $138.0 million in a private placement of common stock at a price of $11.11 per share. The private placement, which closed on March 1, 2021, generated net proceeds of approximately $132.0 million, net of fees related to the private placement.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the three months ended March 31, 2021 are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited consolidated balance sheets of ATEC and EOS as of March 31, 2021 and gives effect to the Acquisition as if it occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations combine the historical results of ATEC and EOS for the year ended December 31, 2020 and the three months ended March 31, 2021 and give effect to the Acquisition as if it occurred on January 1, 2020. The historical financial information has been adjusted to give effect to pro forma adjustments that address differences in reporting currencies, differences in bases of accounting, and differences in the classification and presentation of certain financial information and reflect transaction accounting adjustments, as well as other adjustments deemed to be directly related to the Acquisition, irrespective of whether such adjustment is deemed to be recurring or not. Any adjustments for differences in bases of accounting are determined after taking into effect the impacts of purchase accounting.

ATEC is deemed to be the accounting acquirer and the pro forma adjustments are preliminary and are based on estimates that are subject to change. The Combined Company will not be a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. Accordingly, the pro forma information of the Combined Company is prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).

ATEC’s historical audited financial statements were prepared in accordance with U.S. GAAP and presented in thousands of U.S. dollars (“USD”). EOS’ group consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union (“EU”) and presented in thousands of Euros (“EUR”). Certain reclassifications were made to align EOS’ financial statement presentation with that of ATEC based on information available to date (see Note 5) and to conform EOS’ financial statements to be prepared in accordance with U.S. GAAP (see Note 6). The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments (see Note 7). Following the consummation of the Acquisition, ATEC management will conduct a detailed review of the accounting for the Acquisition and as a result of that review, ATEC management may identify differences that, when finalized, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 – Purchase Price

The total cash paid for the acquisition of EOS is approximately $79.4 million for approximately 80% of the capital and voting rights of EOS. The acquisition consists of the purchase of both EOS Shares and OCEANEs.

EOS Shares

ATEC purchased approximately 89.1% of the total outstanding EOS Shares as of the date of the Acquisition for approximately $60.3 million. These purchases consisted of the following:

•

$45.1 million (translated from Euros to USD at the March 31, 2021 spot rate) and is based on  EOS shareholders receiving a collective €38.8 million in cash pursuant to the Tender Offer price of €2.45 (translated into $2.88 at the March 31, 2021 spot rate) per share of EOS stock;

•

$15.2 million (translated from Euros to USD at the March 31, 2021 spot rate) and is based on EOS shareholders receiving €12.9 million in cash for shares purchased on the open market from April 1, 2021 through May 12, 2021 at a price of €2.45 (translated into $2.88 at the March 31, 2021 spot rate) per share of EOS stock.

OCEANEs

ATEC additionally acquired 57.2% of outstanding OCEANE bonds for approximately $19.1 million. These purchases consisted of the following:

•

$19.0 million (translated from Euros to USD at the March 31, 2021 spot rate) and is based on OCEANE holders receiving a collective €16.2 million in cash based on the Tender Offer price of  €7.01 (translated into $8.23 at the March 31, 2021 spot rate) per unit of OCEANE bonds;

•

$0.1 million (translated from Euros to USD at the March 31, 2021 spot rate)  and is based on OCEANE holders receiving a collective €0.2 million purchased on the open market from April 1, 2021 through May 12, 2021 at a price of  €7.01 (translated into $8.23 at the March 31, 2021 spot rate) per unit of OCEANE bonds.

The remaining 10.9% of outstanding EOS Shares is recognized as noncontrolling interest on the balance sheet in the amount of $8.2 million as of March 31, 2021. Additionally, net loss attributable to such noncontrolling interest of $1.2 million is recognized for the year ended December 31, 2020 and $465 thousand for the three months ended March 31, 2021.

ATEC completed the purchase of EOS’ remaining outstanding and issued EOS Shares on June 2, 2021 for €7.0 million.

Note 4 - Preliminary Purchase Price Allocation

Under the acquisition method of accounting, EOS’ assets and liabilities will be recorded at fair value at the date of the completion of the Acquisition and combined with the historical carrying amounts of ATEC’s assets and liabilities. For this purpose, fair value shall be determined in accordance with the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and can involve a high degree of estimation. In the unaudited pro forma condensed combined balance sheet, ATEC’s cost to acquire EOS has been allocated to the assets acquired, liabilities assumed and goodwill based upon management’s preliminary estimate of what their respective fair values would be as if the Acquisition closed on March 31, 2021.  Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material.

ATEC has not completed a full, detailed valuation analysis necessary to determine the fair values of EOS’ identifiable assets to be acquired, liabilities to be assumed and noncontrolling interest. The preliminary calculation of assets acquired and liabilities assumed performed for the purposes of these unaudited pro forma condensed combined financial statements was primarily limited to the identification and calculation of preliminary values for the intangible assets, inventory, and deferred taxes. The calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed using methods under the “income approach”; the “multi-period excess earnings method” (or “MPEEM”) for the developed technology and certain customer relationships and the “relief from royalty” method for the tradename. ATEC will continue to refine its identification and valuation of assets acquired and the liabilities assumed. Refer to Note 7F for the fair values estimates of assets acquired and liabilities assumed.

The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Acquisition and will be based on the fair values of the assets acquired and liabilities assumed as of the Acquisition closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The purchase price is allocated to the underlying assets acquired and liabilities assumed based on the midpoint of their respective estimated fair values, with any excess purchase price allocated to goodwill as follows (in USD thousands):

Equity/Debt Interest Held		$8,912
Cash consideration		79,442
Noncontrolling interest		8,147
Cash and Cash Equivalents	9,662
Accounts receivable, net	10,814
Inventories	23,918
Goodwill	29,868
Other assets acquired	10,299
Identifiable intangible assets acquired	68,000
Estimated fair value of total assets acquired	152,562

Accounts payable	4,340
Debt	15,951
Lease liabilities	4,288
Deferred tax liabilities	3,023
Other liabilities assumed	28,459
Estimated fair value of total liabilities assumed	56,061

Estimated fair value of net acquired assets		$96,501

Note 5 – Financial Statement Translation of and Adjustments to EOS’ Historical Financial Statements to Conform to ATEC’s Policies and Presentation

EOS’ consolidated statement of financial position for the period ended March 31, 2021 and statement of operations as of and for the year ended December 31, 2020 and the three months ended March 31, 2021 have been prepared in accordance with IFRS as adopted by the EU, which differs in certain material respects from U.S. GAAP and ATEC’s accounting policies. This balance sheet as of March 31, 2021 and statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 have been adjusted to align EOS’ historical balance sheet as of March 31, 2021 and statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 to ATEC’s U.S. GAAP accounting policies after taking into effect the impacts of purchase accounting.

For purposes of preparing the unaudited pro forma condensed combined financial information the historical financial information of EOS was translated from EUR to USD using the following historical exchange rates:

Period of Exchange Rate	$ / €
Balance Sheet as of March 31, 2021 period end exchange rate at March 31, 2021	1.17
Statement of Operations for the three months ended March 31, 2021 average exchange rate for that period	1.21
Statement of Operations for the year ended December 31, 2020 average exchange rate for that period	1.14

Translation, Reclassification, and Policy Alignment

Translation and Alignment of EOS Historical Financial Statements

EOS has historically prepared and reported its financial information in EUR. However, ATEC’s reporting currency is USD. Accordingly, EOS’ historical financial information was translated from EUR into USD, and aligned into certain ATEC financial statement line items prior to inclusion in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021. Information regarding EOS’ historical financial information both prior to and subsequent to translation and grouping as well as the foreign currency exchange rates at which such information was translated into USD, is summarized below:

Unaudited Pro Forma Condensed Combined Balance Sheet - As of March 31, 2021:

For purposes of preparing the unaudited pro forma condensed combined balance sheet as of March 31, 2021, EOS’ consolidated statement of financial position (balance sheet) as of March 31, 2021 was translated from EUR to USD using the following foreign currency exchange rate in effect as of March 31, 2021: €1.00 to $1.17. The following table illustrates the impact of translating EOS’ consolidated statement of financial position as of March 31, 2021 into USD and aligning financial statement line items therein to conform to ATEC’s financial statement presentation:

	EOS Historical (in € '000's)	Groupings into Alphatec Presentation (in € '000's)	EOS Historical after Groupings and Adjustments (in € '000's)	EOS Historical - As Translated (in $‘000)
Assets
Current assets:
Cash	8,232	-	8,232	9,662
Accounts receivable, net	9,213	-	9,213	10,814
Inventories, net	13,668	-	13,668	16,043
Prepaid and other current assets	3,304	-	3,304	3,878
Withholding tax receivable from Officer	-	-	-	-
Current assets of discontinued operations	-	-	-	-
Total current assets	34,417	-	34,417	40,397
Property and equipment, net	1,468	-	1,468	1,723
Right-of-use asset	3,540	-	3,540	4,155
Goodwill	5,131	-	5,131	6,023
Intangible assets, net	8,620	-	8,620	10,118
Debt securities	-	-	-	-
Equity securities	-	-	-	-
Other assets	-	349	349	409
Financial assets	349	(349)	-	-
Total assets	53,525	-	53,525	62,825
Liabilities and stockholders' equity	-	-	-	-
Current liabilities:	-	-	-	-
Accounts payable	3,698	-	3,698	4,340
Accrued expenses	-	10,810	10,810	12,689
Contract liabilities	-	12,696	12,696	14,902
Current portion of long-term debt	-	86	86	101
Current portion of operating lease liability	542	-	542	636
Current liabilities of discontinued operations	-	-	-	-
Financial liabilities	432	(432)	-	-
Other current liabilities	23,160	(23,160)	-	-
Total current liabilities	27,832	-	27,832	32,668
Lease liability, net of current portion	3,110	-	3,110	3,651
Financial liabilities	26,354	(26,354)	-	-
Long-term debt, net of current portion	-	26,354	26,354	30,933
Other long-term liabilities	-	656	656	770
Provisions	656	(656)	-	-
Total liabilities	57,953	-	57,953	68,022
Commitments and contingencies:	-	-	-	-
Redeemable preferred stock	-	-	-	-
Contingently redeemable preferred stock	-	-	-	-
Total commitments and contingencies	-	-	-	-
Stockholders' equity:	-	-	-	-
Common Stock	267	-	267	313
Treasury Stock	(443)	-	(443)	(520)
Additional paid-in capital	-	168	168	197
Shareholder note receivable	-	-	-	-
Share premiums	168	(168)	-	-
Reserves	23	(23)	-	-
Translation reserves	(256)	256	-	-
Accumulated other comprehensive income	-	(256)	(256)	(301)
Accumulated deficit	(4,185)	23	(4,162)	(4,886)
Total stockholders' equity	(4,428)	-	(4,428)	(5,197)
Total liabilities and stockholders' equity	53,525	-	53,525	62,825

Unaudited Pro Forma Condensed Combined Statement of Operations – Year ended December 31, 2020:

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, EOS’ audited consolidated income statement for the year ended December 31, 2020 was translated from EUR to USD using the following weighted-average foreign currency exchange rate for the period: €1.00 to $1.14. The following table illustrates the impact of translating EOS’ consolidated income statement for the year ended December 31, 2020 into USD and aligning financial statement line items therein to conform to ATEC’s financial statement presentation:

	EOS Historical (in € '000's)	Groupings into Alphatec Presentation (in € '000's)	Adjustments (in € '000's)	EOS Historical after Groupings and Adjustments (in € '000's)	EOS Historical - As Translated (in $‘000)
Revenue from U.S. products	-	-	-	-	-
Revenue from international supply agreement	-	-	-	-	-
Revenue	23,829	-	-	23,829	27,191
Other Income	2,192	-	-	2,192	2,502
Cost of revenues	11,223	4,587	-	15,810	18,042
Indirect costs of production and service	4,587	(4,587)	-	-	-
Gross Profit	10,211	-	-	10,211	11,651
Operating cost and expenses:	-	-	-	-	-
Research and development	5,597	-	-	5,597	6,387
Sales, general and administrative	7,390	6,814	-	14,204	16,209
General and administrative	5,972	(5,972)	-	-	-
Litigation - related expense	-	-	-	-	-
Amortization of Acquired Intangibles	-	-	-	-	-
Impairment Charge	-	-	-	-	-
Transaction related expenses	-	-	-	-	-
Gain on settlement	-	-	-	-	-
Restructuring	-	-	-	-	-
Gain on sales of assets	-	-	-	-	-
Regulatory	804	(804)	-	-	-
Share-based payments	38	(38)	-	-	-
Total operating expenses	19,801	-	-	19,801	22,596
Income (Loss) from operations	(9,591)	-	-	(9,591)	(10,945)
Other income (expense)	-	-	-	-	-
Interest income (expense), net	-	(1,582)	-	(1,582)	(1,806)
Loss on debt extinguishment	-	-	-	-	-
Other income (expense), net	-	-	-	-	-
Finance revenue	1,163	(1,163)	-	-	-
Finance expense	(2,746)	2,746	-	-	-
Total interest and other expense, net	(1,582)	-	-	(1,582)	(1,806)
Loss from continuing operations before taxes	(11,173)	-	-	(11,173)	(12,751)
Income tax provision (benefit)	6	-	-	6	7
Net loss	(11,179)	-	-	(11,179)	(12,758)
Net loss attributable to noncontrolling interests	-	-	-	-	-
Net loss attributable to parent entity	(11,179)	-	-	(11,179)	(12,758)

Unaudited Pro Forma Condensed Combined Statement of Operations – Three months ended March 31, 2021:

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021, EOS’ consolidated income statement for the three months ended March 31, 2021 was translated from EUR to USD using the following weighted-average foreign currency exchange rate for the period: €1.00 to $1.21. The following table illustrates the impact of translating EOS’ consolidated income statement for the three months ended March 31, 2021 into USD and aligning financial statement line items therein to conform to ATEC’s financial statement presentation:

	EOS Historical (in € '000's)	Groupings into Alphatec Presentation (in € '000's)	Adjustments (in € '000's)	EOS Historical after Groupings and Adjustments (in € '000's)	EOS Historical - As Translated (in $‘000)
Revenue from U.S. products	-	-	-	-	-
Revenue from international supply agreement	-	-	-	-	-
Revenue	5,651	-	-	5,651	6,865
Other Income	233	-	-	233	284
Cost of revenues	2,447	1,066	-	3,513	4,268
Indirect costs of production and service	1,066	(1,066)	-	-	-
Gross Profit	2,372	-	-	2,372	2,881
Operating cost and expenses:	-	-	-	-	-
Research and development	1,148	-	-	1,148	1,395
Sales, general and administrative	1,803	3,825	-	5,628	6,836
General and administrative	3,579	(3,579)	-	-	-
Litigation - related expense	-	-	-	-	-
Amortization of Acquired Intangibles	-	-	-	-	-
Impairment Charge	-	-	-	-	-
Transaction related expenses	-	-	-	-	-
Gain on settlement	-	-	-	-	-
Restructuring	-	-	-	-	-
Gain on sales of assets	-	-	-	-	-
Regulatory	242	(242)	-	-	-
Share-based payments	4	(4)	-	-	-
Total operating expenses	6,776	-	-	6,776	8,231
Income (Loss) from operations	(4,404)	-	-	(4,404)	(5,350)
Other income (expense)	-	-	-	-	-
Interest income (expense), net	-	219	-	219	266
Loss on debt extinguishment	-	-	-	-	-
Other income (expense), net	-	-	-	-	-
Finance revenue	650	(650)	-	-	-
Finance expense	(431)	431	-	-	-
Total interest and other expense, net	219	-	-	219	266
Loss from continuing operations before taxes	(4,185)	-	-	(4,185)	(5,084)
Income tax provision (benefit)	-	-	-	-	-
Net loss	(4,185)	-	-	(4,185)	(5,084)
Net loss attributable to noncontrolling interests	-	-	-	-	-
Net loss attributable to parent entity	(4,185)	-	-	(4,185)	(5,084)

Reclassification Adjustments

A.

In addition to the translation and alignment of EOS’ historical financial information to conform to ATEC’s financial statements reporting currency and financial statement line items, the following summary represents reclassifications to conform EOS’ historical financial information to financial statement line items and presentation of the Combined Company based on ATEC’s accounting policies:

EOS December 31, 2020 Statement of Operations Reclassification Adjustments

i.	R&D tax credits of $1.2 million from Other income to Research and development.
ii.	CVAE tax expenses of $82 thousand from Sales, general and administrative to Income tax provision, net.
iii.	Payments received for government assistance of $1.3 million from Other income to Other income (expense), net.
iv.

Represents adjustments to align the treatment of certain rental, indirect production, and direct production costs with treatment by ATEC of $216 thousand from Cost of revenues and $447 thousand from Sales, general and administrative to Research and development.

EOS March 31, 2021 Statement of Operations Reclassification Adjustments

i.	R&D tax credits of $241 thousand from Other income and $62 thousand from Sales, general and administrative to Research and development.
ii.	CVAE tax expenses of $18 thousand from Sales, general and administrative to Income tax provision, net.
iii.	Payments received for government assistance of $43 thousand from Other income to Other income (expense), net.
iv.

Represents adjustments to align the treatment of certain rental, indirect production, and direct production costs with treatment by ATEC of $60 thousand from Cost of revenues and $118 thousand from Sales, general and administrative to Research and development.

Conforming Accounting Policies

The following adjustment has been made to align EOS’ historical balance sheet as of March 31, 2021, statement of operations for the year ended December 31, 2020, and statement of operations for the three months ended March 31, 2021 to ATEC’s accounting policies:

B.

Inventory. Represents adjustments to (1) capitalize additional costs into inventory associated with internal production wages, amortization of equipment used in production, and rent of space used in production and (2) utilize standard costing approximating average costs determined on a first-in first-out basis rather than weighted average unit cost.  The balance sheet impact is $475 thousand increase to inventories, offset by an equal decrease to accumulated deficit.  The December 31, 2020 statement of operations has a decrease in Cost of revenues of $477 thousand and the March 31, 2021 statement of operations has a decrease of $491 thousand.

Note 6 –Adjustments to EOS’ Historical Financial Statements to Conform to U.S. GAAP

The following adjustments have been made to align EOS’ historical balance sheet as of March 31, 2021, statement of operations for the year ended December 31, 2020, and statement of operations for the three months ended March 31, 2021, which were prepared in accordance with IFRS to U.S GAAP.

A.

Capitalized Development Costs. Represents an adjustment to record a reversal of capitalized development costs, since under U.S. GAAP, internally generated development costs are expensed as incurred, with certain exceptions for software and advertising that are not applicable to this balance.  The balance sheet impact is a decrease in intangible assets, net, of $4.2 million, offset by an equal increase to accumulated deficit.  On the statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, this resulted in a decrease to research and development of $284 thousand and $1.2 million, respectively.

B.	Outstanding Convertible Bonds.

Balance Sheet Impact

Represents an adjustment to remove the equity-classified conversion option in the OCEANE bonds because the conversion option does not require separate accounting from the bonds under U.S. GAAP, and a reclassification of the short-term portion of the bonds to long-term and adjustment to accrued interest to reflect the OCEANE bonds balances under U.S. GAAP. These adjustments resulted in an increase to Accrued expenses of $536 thousand and an increase to Long-term debt, less current portion of $3.7 million, and a net increase to Accumulated deficit of $4.3 million.

Statement of Operations Impact

Represents an adjustment to interest income resulting from the change in interest expense recognized due to the removal of the equity-classified conversion option in the OCEANE bonds under U.S. GAAP, and results in a $250 thousand increase to Interest income (expense), net and a $55 thousand decrease to Sales, general and administrative for the year ended December 31, 2020 and a $117 thousand increase to Interest income (expense), net and a $1 thousand decrease to Sales, general and administrative for the three months ended March 31, 2021.

Note 7 –Transaction Adjustments

Adjustments included in the unaudited pro forma financial information are represented by the following:

A.

Purchase Price. Adjustment records the cash purchase consideration of $79.4 million comprised of $64.1 million paid in the Tender Offer and $15.3 million purchased on the open market from April 1, 2021 to May 12, 2021. Refer to Note 3 for additional details regarding the calculation of the cash purchase consideration.

B.

Convertible Debt held by ATEC: Adjustment records the cash consideration of $19.1 million comprised of $19.0 million paid in the Tender Offer and $0.1 million purchased on the open market from April 1, 2021 to May 12, 2021 offset by a reduction of Accrued expenses of $0.5 million and Long-term debt of $18.7 million for the OCEANEs held by EOS that were purchased by ATEC as a part of the acquisition, a reduction of Debt securities of $1.3 million for the OCEANEs purchased prior to March 31,2021, and the remainder an increase to Goodwill of $1.2 million.

C.

Noncontrolling Interest: Adjustment reflects the noncontrolling interest held for the 10.9% of total EOS outstanding shares with a resulting value of $8.2 million and EOS net loss attributable to such noncontrolling interest of  $1.2 million for the year ended December 31, 2020 and $465 thousand for the three months ended March 31, 2021.

D.	Transaction Costs:

Balance Sheet Impact

Represents an adjustment to reflect the accrual of additional transaction costs incurred by ATEC and EOS after March 31, 2021 and results in a $6.1 million increase to Accrued expenses and Other current liabilities and a corresponding increase in Accumulated deficit.

Statement of Operations Impact

Reflects the increase of transaction expenses of $6.4 million related to transaction costs incurred by ATEC and EOS resulting in a $6.4 million increase to Selling, general and administrative costs on the statement of operations for the year ended December 31, 2020.

E.	Inventory:

Balance sheet impact

Adjustment to estimate the fair value of inventory, ATEC considered the components of EOS’ inventory, as well as estimates of selling prices and selling and distribution costs resulting in a $7.4 million step-up to Inventory.

Statement of operations impact

Inventory is expected to turnover during the first-year post-Acquisition. Therefore, Cost of revenues in the pro forma statement of income for the year ended December 31, 2020 has been adjusted by the full amount of the fair value adjustment of $7.4 million.

F.

Intangible Assets: Adjustment is recorded to reflect acquired identifiable intangible assets consisting of trade names, developed technology, and customer relationships, at the estimated fair values of $68.0 million. Adjustment also reflects incremental amortization expense of $7.2 million and $1.8 million on such acquired intangible assets in Amortization of acquired intangibles within operating expenses, for the year ended December 31, 2020 and the three months ended March 31, 2021, respectively. Management has performed a preliminary valuation analysis to determine the fair value of each of the identifiable intangible assets primarily using methods under the “income approach”; MPEEM for the developed technology and certain customer relationships and the “relief from royalty” method for the tradename. Application of the income approach requires ATEC management to forecast the expected future cash flows attributable to the intangible assets, which are then discounted to their present value. The relief from royalty method requires management to determine the royalty rate they would hypothetically be charged to license the asset and apply that to expected future revenues. The preliminary valuation of acquired identifiable intangible assets includes values based on a percentage of purchase price as shown below. Pro forma adjustments for amortization and determination of goodwill in Note 7F assumes the fair value provided below.

The following table summarizes the estimated fair values of EOS’ identifiable intangible assets, the fair values as percentage of purchase price, their estimated useful lives, and amount of amortization recognized on such identified intangible assets under a straight line method of amortization (in USD thousands) for the year ended December 31, 2020 and the three months ended March 31, 2021:

	Fair Value	% of Purchase Consideration	Useful life (years)	Amortization for 12 months ended 12/31/2020	Amortization for the 3 months ended 3/31/21
Trade Name	$6,000	2.9%	10	$600	$150
Developed Technology	53,000	55.5%	10	5,300	1,325
Customer Relationships - Maintenance	9,000	6.7%	7	1,286	321
Total	$68,000	65.1%		$7,186	$1,796

G.

Tax Valuation Adjustments: Adjustment to reflect a net estimated $1.8 million increase in deferred tax liabilities and a $1.2 million increase in non-current tax liabilities recorded in Other long-term liabilities arising from estimated purchase price adjustments in connection with the Acquisition.

H.

Equity: Adjustment eliminates EOS’ historical shareholders’ equity of $13.2 million, which includes the reclassification and policy adjustments and the IFRS to US GAAP adjustments impacting historical shareholders’ equity.

I.	Compensation Arrangements:

As a part of the transaction total success bonuses of $2.9 million are to be provided to management of EOS as approved by the EOS board and dictated by the Term Offer upon the close of the transaction. These bonuses are to be paid after the close.

Balance sheet impact

Adjustment to record an additional accrual of $631 thousand for success bonuses to be paid upon the closing of the transaction.

Statement of operations impact

Adjustment to include expenses of $2.8 million for the success bonuses for the year ended December 31, 2020 which would have been incurred prior to the acquisition date.

Adjustment to eliminate expenses of $2.3 million for the success bonuses for the three months ended March 31, 2021 which was moved into the December 31, 2020 period.

J.

Leases. Represents an adjustment to account for the acquired leases as new leases under purchase accounting pursuant to US GAAP. This adjustment results in an increase to the Right-of-use asset of $133 thousand.

K.

Goodwill:  Adjustment shows estimated goodwill of $29.9 million recognized from the Acquisition derived using the fair value estimate of net assets acquired and the purchase price (see Note 4 and Note 7F) inclusive of the elimination of historical EOS Goodwill of $6.0 million